EXHIBIT 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

J&S EPPERS 2005 REVOCABLE	)
TRUST, JOHN EPPERS, THE	)
GABRIELLE EPPERS SUT-TR,	)
and, PHILLIP JACKSON,	)
derivatively on behalf of	)
ARROWHEAD	)
PHARMACEUTICALS, INC.,	)
)
Plaintiffs,	)
)
v.	)	C.A. No. 2021-0084-PAF
)
MARIANNE DE BACKER,	)
MAURO FERRARI, DOUGLAS	)
GIVEN, OYE OLUKOTUN,	)
MICHAEL PERRY, and, WILLIAM	)
WADDILL,	)
)
Defendants,	)
)
and	)
)
ARROWHEAD	)
PHARMACEUTICALS, INC.	)
)
Nominal Defendant.	)

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION, SETTLEMENT HEARING

AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice. This is not a solicitation from a lawyer.

TO: All current stockholders of Arrowhead Pharmaceuticals, Inc. (“Arrowhead” or the “Company”) and their transferees, successors or assigns (the “Stockholders”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS

ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THIS

LITIGATION

This Notice relates to the proposed settlement (the “Settlement”) of the above- captioned stockholder derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”).1 Pursuant to the Settlement, the Parties have reached an agreement to settle the Action upon the terms and subject to the conditions set forth in the Agreement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to inform Arrowhead Stockholders of the existence of this Action and how they are affected by the litigation. It is also being sent to inform Arrowhead Stockholders of the terms of the proposed Settlement, and of a hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement (the “Settlement Hearing”). See Paragraph 16 below for details about the Settlement Hearing, including the date and location of the hearing.

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The terms and conditions of the Settlement are set forth in the Stipulation and Agreement of Compromise, Settlement and Release dated September 28, 2021 (the “Agreement”), entered into by and among the Director Defendants, Arrowhead, and plaintiffs J&S Eppers 2005 Revocable Trust, John Eppers, The Gabrielle Eppers SUR-TR, and Phillip Jackson (the “Plaintiffs”).

2. The Court directed that this Notice be mailed to you because Arrowhead’s records indicate that you are a Stockholder of Arrowhead. The Court has directed us to send you this Notice because you have a right to know about your options before the Court rules on the proposed Settlement. Additionally, you have the right to understand how this Action generally affects your legal rights.

3. The issuance of this Notice is not an expression by the Court of any findings of fact or any opinion concerning the merits of any claim in the Action, and the Court has not yet decided whether to approve the Settlement.

WHAT IS THE CASE ABOUT?

4. On February 1, 2021, Plaintiffs filed a Verified Stockholder Derivative Complaint (the “Complaint”) in the Court of Chancery of the State of Delaware, purportedly on behalf of Arrowhead and against the Director Defendants. The Complaint alleges that the Director Defendants breached their fiduciary duty of loyalty by granting and accepting allegedly excessive and unfair compensation in each of 2019, 2020, and 2021.

5. Since the filing of the Action, the Parties have engaged in arm’s-length negotiations, through counsel, to attempt to reach a settlement of the claims asserted by Plaintiffs in the Action.

6. In order to avoid the uncertainty of litigation, possible appeals, and further legal expenses, the Parties desire to end the Action, and to compromise and settle the Action in its entirety.

WHAT ARE THE TERMS OF THE SETTLEMENT?

7. Pursuant to the Settlement, the Parties have agreed that Arrowhead will amend its compensation practices and procedures for the Company’s non-employee directors.

8. For the five-year period following the Effective Date of the Agreement, Arrowhead will adopt the following practices and procedures applicable to establishing the annual compensation package for the Company’s non-employee directors:

a.

Prior to establishing the annual compensation package for the Company’s non-employee directors, Arrowhead’s Board of Directors (the “Board”) will annually retain an independent compensation consultant (the “Consultant”) to, among other things, conduct an analysis and prepare a report on non-employee director compensation practices at a group of peer companies (the “Peer Companies”), which shall include an assessment of the mean per-director annual compensation package (including annual retainer, meeting fees, annual equity awards, etc.) paid by each of the Peer Companies (excluding directors who served less than a full year).

b.

The Consultant will prepare and submit to the Compensation Committee of the Board (the “Compensation Committee”) a report on the comparative study described in Paragraph 8.a above and the Consultant’s recommendations relating to the Company’s annual non-employee director compensation program.

c.

The Peer Companies shall be approved annually by the Compensation Committee based on a recommendation from the Consultant, and shall include at least fifteen companies that are appropriate for the Company’s size (e.g., market capitalization, revenue, employee count) and competitive environment for executives and directors.

d.

The value of the mean per-director compensation paid to the Company’s non-employee directors (excluding for purposes of this calculation directors who serve less than the full year) each year as reported in Arrowhead’s annual proxy statement shall not exceed the mean per-director compensation package paid by the Peer Company representing the 60th percentile of the mean per- director compensation package paid by each of the Peer Companies, as reported by the Consultant pursuant to Paragraph 8.b above.[2]

[2]

The Consultant shall use its best judgment in calculating the mean per-director compensation package paid by each of the Peer Companies, including with respect to making appropriate adjustments to annualize multiyear compensation practices.

e.

In its annual proxy statements, the Company shall disclose the Peer Companies and provide a summary of the Consultant’s findings and recommendations, including with respect to how those findings and recommendations impacted the Compensation Committee’s decision-making process with respect to setting compensation for the non-employee directors.

f.

The Company shall adopt a mandatory stock ownership policy for non-employee directors, which shall require each non- employee director, within three years after the date such director joins the Board, to hold Company stock with an aggregate value equal to at least five times the amount of the annual cash retainer for regular directors.

g.	Annual equity awards made to non-employee directors shall be granted on a different date than annual equity awards to executive officers. Additionally, any final deliberations or voting on the compensation of non-employee directors (including any changes to the annual compensation package) shall be made at a different Board (or committee) meeting than any final deliberations or voting on the compensation of executive officers (including any changes to the annual compensation package).

h.

On at least an annual basis, qualified experts in the field shall make a presentation to the Compensation Committee about recent developments and best practices concerning non- employee director and executive compensation matters.

9. Any compensation plan for Arrowhead’s non-employee directors that is approved by a majority vote of the Company’s stockholders (with the Company’s non-employee directors abstaining) (a “Stockholder-Approved Plan”) shall override the terms set forth in Paragraph 8 above, to the extent that any of the terms of the Stockholder-Approved Plan are inconsistent with the terms set forth in Paragraph 8 above. Any proxy statement seeking stockholder approval of a Stockholder- Approved Plan shall describe (i) the claims in the Action and the time period that the claims covered (i.e., the 2019, 2020, and 2021 compensation years); and (ii) that the Plaintiffs, Director Defendants, and the Company reached a settlement of the Action limiting non-employee director compensation for a five-year period to the 60th percentile of the mean per-director compensation package paid by each of the Peer Companies.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

10. Plaintiffs and Plaintiffs’ Counsel thoroughly considered the facts and law underlying the claims asserted in the Action. Plaintiffs’ agreement to settle the Action is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims. However, Plaintiffs and Plaintiffs’ Counsel also recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action through trial and possible appeals, and took these factors into account.

11. In light of the changes to Arrowhead’s practices and procedures for non-employee director compensation, and on the basis of information available to them, including publicly available information, Plaintiffs and Plaintiffs’ Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Arrowhead. The Settlement provides the needed changes to the Company’s non-employee director compensation practices and procedures without the risk that continued litigation could result in obtaining similar or lesser relief after continued extensive and expensive litigation, including trial and possible appeals, the outcome of which is inherently uncertain.

12. The Director Defendants have vigorously denied, and continue to vigorously deny, all allegations of wrongdoing, fault, liability or cognizable damage to Arrowhead, and believe that they acted properly at all times. The Director Defendants have agreed to the Settlement solely because they consider it desirable that the claims against them in the Action be settled and dismissed with prejudice in order to, among other things, (i) avoid the substantial expense, inconvenience and distraction of continued litigation, and (ii) avoid any possibility of a finding of liability, however remote, and finally put to rest the claims asserted against the Director Defendants in the Action.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

13. If the Settlement is approved, the Court will enter a Final Order and Judgment (the “Judgment”). Pursuant to the Judgment, upon the Effective Date of the Settlement (as defined in the Agreement), the Action will be dismissed with prejudice and the following releases will occur:

Release by Plaintiffs and Plaintiffs’ Counsel. Plaintiffs, on behalf of themselves, their representatives, employees, agents, heirs, associates, partners, parents, affiliates, predecessors, successors, assigns, beneficiaries, trusts, trustees, executors, administrators, estates, investment vehicles, employers, insurers, sureties, attorneys, consultants, accountants, financial, legal or other advisors, as well as any corporation, partnership, trust, or other entity or organization that is under their control, and Plaintiffs’ Counsel (together, the “Releasors”) will irrevocably waive, release, acquit, and forever discharge the Company and the Director Defendants, and derivatively on behalf of the Company, from and against any and all claims which are or were alleged, asserted, set forth, or claimed in the Action, or which arise out of, or are based upon, any of the allegations, transactions, facts, matters, events, disclosures, occurrences, statements, acts or omissions alleged in or referred to in the Action and that could have been alleged, asserted, set forth, or claimed in the Action or in any other action, court (whether state or federal), tribunal, forum or proceeding; provided, however, that it is understood that Released Claims and any release provided by this Settlement shall not include any claims to enforce the Settlement.. The Releasors acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention to fully and finally settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, heretofore existed, or may hereafter exist, and without regard to subsequent discovery or existence of such additional or different fact. The Releasors acknowledge that the release of unknown claims was separately bargained for, constitutes separate consideration for, and was a key element of the Agreement and was relied upon by the Company and the Director Defendants in entering into the Agreement.

Release of Unknown Claims. Without limiting the generality of the foregoing, Plaintiffs and Plaintiffs’ Counsel expressly acknowledge and agree that the release contemplated by the above paragraph shall extend to claims that the Releasors do not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into the release or the Agreement. Plaintiffs and Plaintiffs’ Counsel acknowledge that they may hereafter discover facts in addition to or different from those which they know or believe to be true, but that it is their intention to hereby to fully, finally and forever settle and release any and all claims released hereby, whether known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs and Plaintiffs’ Counsel shall be deemed toto have knowingly, voluntarily, intentionally and expressly waived and relinquished any and all rights and benefits conferred by California Civil Code Section 1542 or any and all provisions, rights and benefits conferred by any law of any state or territory of the United States or foreign county or principle of common law, or any other law, that is similar, comparable or equivalent to Section 1542, providing that:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

The Parties agree and acknowledge that this waiver is an essential term of the Agreement, without which the consideration given herein would not have been given by the Parties.

14. Pending final determination by the Court of whether the Settlement should be approved, all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Agreement, have been stayed by the Court. By order of the Court, pending final determination of whether the Settlement should be approved, Plaintiffs and all other Arrowhead Stockholders are barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Parties.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

15. Defendants acknowledge and agree that Plaintiffs’ Counsel is entitled to a fee award. Subject to the Agreement and any Order of the Court, Arrowhead has agreed that it will not oppose any such application for fees and expenses, provided that the award of attorneys’ fees and expenses shall not exceed five hundred and five thousand dollars ($505,000.00) in the aggregate. Except as otherwise provided in the Agreement, each of the Parties shall bear his, her, or its own fees and costs and neither Arrowhead nor any other Released Person shall have any obligations with respect to Plaintiffs’ Counsel’s fees and expenses beyond the Fee and Expense Amount. Any failure of the Court to approve a request for the Fee and Expense Amount in whole or in part shall not affect the remainder of the Settlement.

16. No fees or expenses shall be paid to Plaintiffs’ Counsel pursuant to the Settlement in the absence of approval by the Court of a complete release of all Released Persons.

WHEN WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE A RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

17. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Paul A. Fioravanti, Vice Chancellor, on January 7, 2022, at 1:30 p.m., at the Court of Chancery of the State of Delaware, Court of Chancery Courthouse, in the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will, among other things: (a) determine whether the proposed Settlement on the terms and conditions provided for in the Agreement is fair, reasonable and adequate to Arrowhead, and should be approved by the Court; (c) determine whether the Judgment (as defined in Paragraph 13 above), should be entered dismissing the Action with prejudice; (d) hear and consider any objections to the Settlement; and (e) consider any such other matters as the Court deems appropriate. The Court reserves the right to approve the Settlement and/or any other matter related to the Settlement at or after the Settlement Hearing without further notice.

18. The Court will consider any submission made in accordance with the provisions below even if an Objector does not attend the hearing. Participation in the Settlement is not conditioned on attendance at the Settlement Hearing.

19. Any Arrowhead Stockholder may object to the Settlement. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below on or before December 2022, 2021. Objections and all supporting papers must also be served on representative counsel for Plaintiffs and the Director Defendants at the addresses set forth below so that the papers are received on or before December 22, 2021.

Representative Counsel for Plaintiffs	Representative Counsel for Director Defendants

Brian E. Farnan	Elena C. Norman
Farnan LLP 919 N. Market Street, 12th Floor	Young Conaway Stargatt & Taylor, LLP
Wilmington, DE 19801	1000 N. King Street Wilmington, DE 19801

Register in Chancery

The Register in Chancery

The Court of Chancery Courthouse

500 North King Street,

Wilmington, DE 19801

20. Any objections, filings and other submissions must: (a) state the name, address and telephone number of the person or entity objecting and, if represented by counsel, the name, address and telephone number of his, her or its counsel; (b) must be signed by the objector; (c) must contain a written, specific statement of the objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the objector wishes to bring to the Court’s attention; (d) must state the objection is being filed with respect to “J&S Eppers 2005 Revocable Trust, et al. v. Marianne De Backer, et al., C.A. No. 2021-0084-PAF”; and (e) must include documentation sufficient to prove that the objector is a Stockholder of Arrowhead.

21. You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

22. If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on representative counsel for Plaintiffs and the Director Defendants at the addresses set forth above so that it is received on or before December 22, 2021. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

23. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on representative counsel for Plaintiffs and the Director Defendants at the addresses set forth in Paragraph 19 above so that the notice is received on or before December 22, 2021.

24. The Settlement Hearing may be adjourned by the Court without further written notice to the Arrowhead Stockholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ Counsel.

25. Unless the Court orders otherwise, any Arrowhead Stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, or any other matter related to the Settlement, in the Action or in any other action or proceeding. Arrowhead Stockholders do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

26. This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in the Action, you are referred to the papers on file in the Action, including the Agreement, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Court of Chancery Courthouse, 500 North King Street, Wilmington, DE 19801. Additionally, copies of the Agreement, the Complaint and any related orders entered by the Court will be posted on the following website: http://pjlfirm.com/arrowhead-settlement- documents. If you have questions regarding the Settlement, you may write or call the following representative for Plaintiffs’ Counsel: Brian E. Farnan, Farnan LLP, 919 North Market Street, 12th Floor, Wilmington, DE 19801, (302) 777-0336.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE

Dated: November 2, 2021	BY ORDER OF THE COURT OF CHANCERY OF
STATE OF DELAWARE

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